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               GENAISSANCE PHARMACEUTICALS, INC. STOCK OPTION PLAN


                      I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. PURPOSE. The purpose of the Genaissance Pharmaceuticals, Inc. Stock Option Plan is to advance the interests of Genaissance Pharmaceuticals, Inc. (the "Corporation") by providing an incentive to Employees, Directors and consultants who are in a position to contribute materially to the long-term success of the Corporation, to increase their interest in the Corporation's welfare, and to aid in attracting and retaining Employees, Directors and consultants of outstanding ability.

2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a)      "Board" shall mean the Board of Directors of the Corporation.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (c) "Committee" shall mean a committee whose members shall, from time to time, be appointed by the Board; provided, however, that effective on such date as the Corporation becomes subject to the rules of the Securities Exchange Act of 1934, such Committee shall consist of at least two Directors, all of whom are "disinterested", as that term is used under Rule 16b-3 of the Securities Exchange Act of 1934.

         (d) "Consultant" shall mean those independent contractors, including scientific advisors, who provide special technical expertise to the Corporation.

         (e) "Corporation" shall mean Genaissance Pharmaceuticals, Inc., a Delaware corporation.

         (f) "Directors" shall mean those members of the Board of Directors of the Corporation who are not Employees.

         (g) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.




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         (h)      "Employee" shall mean any common law employee, including
                  officers, of the Corporation as determined in the Code and the Treasury Regulations thereunder.

         (i) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee on the basis of a review of the facts and circumstances at the time.

         (j) "Grantee" shall mean an Employee, Director or consultant granted a Stock Option under this Plan.

         (k) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

         (l) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

         (m) "Plan" shall mean the Genaissance Pharmaceuticals, Inc. Stock Option Plan as set forth herein and as amended from time to time.

         (n) "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

         (o) "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

         (p) "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its parent or subsidiary corporation.

3. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 2 of Part IV, the Stock which may be issued or transferred pursuant to Stock Options granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 1,297,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options. There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.


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4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee.
Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be resolved unilaterally by and at the sole discretion of the Committee.

5. AMENDMENT OR TERMINATION. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval, by vote or consent, of the stockholders of the Corporation, taken in accordance with the Bylaws of the Corporation and applicable law, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, or materially modify the eligibility requirements for participation in the Plan.

6. EFFECTIVE DATE AND DURATION OF THE PLAN. This Plan shall become effective on September 1, 1993, subject to its subsequent approval by the stockholders of the Corporation, taken, by vote or consent, in accordance with the Bylaws of the Corporation and applicable law. This Plan shall terminate at the close of business on the date which is ten years from the date the Plan becomes effective, and no Stock Option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.


                      II. INCENTIVE STOCK OPTION PROVISIONS

1.       GRANTING OF INCENTIVE STOCK OPTIONS.

         (a) Only Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan.

         (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

         (c) No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.



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         (d)      The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

         (e) Notwithstanding other provisions hereof, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) The Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of
                  Section 422 of the Code.

         (g) The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Board or the Committee, if so authorized by the Board, without regard to the existing Incentive Stock Options or other options.

2.       EXERCISE OF INCENTIVE STOCK OPTIONS.

         (a) The option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the Stock surrendered by the Grantee has been owned by the Grantee for at least six months, or (iii) partially in accordance with clause
                 (i) and partially in accordance with clause (ii) of this Paragraph. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.


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3.       TERMINATION OF EMPLOYMENT.

         (a) If a Grantee's employment is terminated (other than by Disability or death) the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date on which such option would otherwise expire, or (ii) ninety days after such termination of employment, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date on which such option would otherwise expire or (ii) ninety days after the Grantee's last date of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment.

         (c) If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the ninety day period following appointment of a legal representative of the estate to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies ninety days after his retirement without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such ninety day period to exercise such options in whole or in part. The number of shares of Stock in respect of which an Incentive Stock Option may be exercised after a Grantee's death shall be the number of shares in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever occurs first. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such option would otherwise expire.


                   III. NON-QUALIFIED STOCK OPTION PROVISIONS

1.       GRANTING OF STOCK OPTIONS.

         (a) Employees and Directors of the Corporation as well as consultants to the Corporation shall be eligible to receive Non-Qualified Stock Options under the Plan.

         (b) The Committee shall determine and designate from time to time those Employees, Directors and consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

         (c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or consultant who has previously received Non-Qualified



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                  Stock Options or other options, whether such prior
                  Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

         (d) When granting a Non-Qualified Stock Option, the Committee shall determine the purchase price of the Stock subject thereto.

         (e) The Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

         (f) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

2. EXERCISE OF STOCK OPTIONS. The option price of a Non-Qualified Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the Stock surrendered by the Grantee has been owned by the Grantee for at least six months, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Paragraph. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.       TERMINATION OF EMPLOYMENT.

         (a) If a Grantee's employment is terminated (other than by Disability or death), the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) ninety days after such termination of employment or (ii) the date on which such option would otherwise expire, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date on which such option would otherwise expire or (ii) ninety days after the Grantee's last date of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment.

         (c) If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the ninety day period following appointment of a legal representative of the estate to exercise any then outstanding Non-Qualified Stock Options in


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                 whole or in part. If a Grantee dies within ninety days after his retirement without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such ninety day period to exercise such options in whole or in part. The number of shares of Stock in respect of which a Non-Qualified Stock Option may be exercised after a Grantee's death shall be the number of shares of Stock in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever first occurs. In no event may the period for exercising a Non-Qualified Stock Option extend beyond the date on which such option would otherwise expire.

         (d) If a Grantee ceases to be a Director or consultant, the Committee may impose such restrictions as may appear generally acceptable or desirable.


                             IV. GENERAL PROVISIONS

1. SUBSTITUTION OF OPTIONS. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute options under this Plan for options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give the Employee additional benefits, including any extension of the exercise period.

2.       ADJUSTMENT PROVISIONS.

         (a) If the shares of Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of common stock other than a cash dividend, then

                  (i) the aggregate number and class of shares or other securities that may be issued or transferred pursuant to Paragraph 3 of Part I,

                  (ii) the number and class of shares or other securities which are issuable under outstanding Stock Options, and

                  (iii) the purchase price to be paid per share under outstanding Stock Options, shall be adjusted as provided hereinafter.

         (b) Adjustment under this Paragraph 2 shall be made in an equitable manner by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.


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3.       GENERAL.

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other person claiming under or through the Grantee, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

         (d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his conservator.

         (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                  (i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and


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                  (iii)    Each stock certificate issued pursuant to a Stock
                           Option shall bear the following legend:

                           "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Genaissance Pharmaceuticals, Inc. Stock Option Plan, and an Agreement between the registered owner of such Stock and Genaissance Pharmaceuticals, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Genaissance Pharmaceuticals, Inc."

                  (iv) Each Grantee shall be a signatory to an Employee Shareholders Agreement, if Grantee is an Employee, or an agreement restricting the transfer of any and all shares of the Corporation's capital stock issued pursuant to a Stock Option, if Grantee is not an Employee, as the Committee shall require.

         (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

         (g) In the case of a grant of a Stock Option to any Employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

         (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.



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         (i)      The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable corporate law relating to such grant or exercise, or to the number of shares which may be beneficially owned or held by any Grantee.



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